Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “M3-BRIGADE ACQUISITION PARTNERS IV CORP.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF APRIL, A.D. 2021, AT 1:12 O`CLOCK P.M.

5880969 8100 SR# 20211512159	Authentication: 203090415 Date: 04-29-21

State of Delaware Secretary of State Division of Corporations Delivered 01:12 PM 04/29/2021 FILED 01:12PM 04/29/2021 SR 20211512159 - File Number 5880969	CERTIFICATE OF INCORPORATION OF M3-BRIGADE ACQUISITION PARTNERS IV CORP.

ARTICLE ONE

The name of the corporation is M3-Brigade Acquisition Partners IV Corp.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

Amanda Fell

c/o Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE TWELVE

To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this ARTICLE TWELVE shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities or which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

* * * * *

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 29th day of April 2021.

/s/ Amanda Fell
Amanda Fell
Sole Incorporator